                                                                    EXHIBIT 10.8




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                            BALDWIN CANADA GUARANTEE

                            Made as of March 24, 2000

                                     Between

                   THE BALDWIN PIANO COMPANY (CANADA) LIMITED,
               a corporation incorporated under the laws of Canada
                                  ("GUARANTOR")

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                      a New York corporation, individually and as agent for itself and the Lenders signatory to the Credit Agreement hereinafter defined

                                    ("AGENT")




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                             [McMILLAN BINCH LOGO]

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                                TABLE OF CONTENTS


RECITALS..........................................................................................................1

SECTION 1 - INTERPRETATION........................................................................................1
         1.1    Definitions.......................................................................................1
                (1)     Borrower..................................................................................1
                (2)     Business Day..............................................................................2
                (3)     Guarantee.................................................................................2
                (4)     Guaranteed Obligations....................................................................2
                (5)     Guaranteed Parties........................................................................2
                (6)     Lenders...................................................................................2
                (7)     Person....................................................................................2
                (8)     Tax and Taxes.............................................................................2
         1.2    Other Defined Terms...............................................................................2
         1.3    References........................................................................................2
         1.4    Rules of Interpretation...........................................................................2

SECTION 2 - GUARANTEE.............................................................................................2

SECTION 3 - PAYMENT...............................................................................................3
         3.1    Payment on Demand.................................................................................3
         3.2    No Set-Off........................................................................................3
         3.3    Taxes.............................................................................................3
         3.4    Tax Gross-up......................................................................................3

SECTION 4 - OBLIGATIONS ABSOLUTE..................................................................................3

SECTION 5 - INDEMNITY.............................................................................................4

SECTION 6 - OBLIGATIONS CONTINUING................................................................................4
         6.1    No Reduction......................................................................................4
         6.2    Effect of Rescission..............................................................................4

SECTION 7 - OBLIGATIONS NOT AFFECTED..............................................................................4
         7.1    Obligations Not Affected..........................................................................4
         7.2    Waiver............................................................................................5
         7.3    No Obligation to Take Action Against Borrower.....................................................6
         7.4    Dealing With Borrower and Others..................................................................6
         7.5    Acknowledgement...................................................................................6
         7.6    Accounts Stated...................................................................................7
         7.7    Postponement......................................................................................7

SECTION 8 - REPRESENTATIONS AND WARRANTIES OF GUARANTOR...........................................................7
         8.1    Representations and Warranties....................................................................7

SECTION 9 - GENERAL...............................................................................................8
         9.1    Notices...........................................................................................8
         9.2    Successor Agent...................................................................................9
         9.3    Judgment Currency.................................................................................9
         9.4    Applicable Law...................................................................................10


                                      (i)
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
         9.5    Jurisdiction.....................................................................................10
         9.6    Costs and Expenses...............................................................................10
         9.7    No Waiver, Cumulative Remedies...................................................................11
         9.8    Waiver of Rights of Subrogation, Reimbursement, Etc..............................................11
         9.9    Guarantee in Addition to Other Obligations.......................................................11
         9.10   Entire Agreement.................................................................................11
         9.11   Severability.....................................................................................12
         9.12   Successors and Assignees.........................................................................12



                                      (ii)
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                            BALDWIN CANADA GUARANTEE

This Guarantee is made as of March 24, 2000, between


                           THE BALDWIN PIANO COMPANY (CANADA) LIMITED, a corporation incorporated under the laws of Canada, ("Guarantor")

                                                and

                           GENERAL ELECTRIC CAPITAL CORPORATION,
                           (together with its successors and assigns, "Agent")

RECITALS

A. Pursuant to that certain Credit Agreement dated as of the date hereof among Baldwin Piano & Organ Company ("BORROWER"), the other Persons named therein as Credit Parties, Agent and the Persons named therein as Lenders (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented and otherwise modified, the "CREDIT AGREEMENT"), Lenders have agreed to make Loans to Borrower and to incur Letter of Credit Obligations on behalf of Borrower.

B. Guarantor is a direct wholly-owned subsidiary of Borrower.

C. In connection with making the Loans and incurring Letter of Credit Obligations as provided for in the Credit Agreement, and as a condition precedent thereto, Lenders require that Guarantor shall have executed and delivered a guarantee of the obligations of Borrower under the Credit Agreement and the other Loan Documents.

         NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, and to induce Lenders to provide the Loans and other financial accommodations under the Credit Agreement, it is agreed as follows:

SECTION 1 - INTERPRETATION

1.1 DEFINITIONS. In this Guarantee:

(1) BORROWER has the meaning given to it in paragraph A of the Recitals.

(2) BUSINESS DAY means any day that is not (i) a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York, or
(ii) a day on which Agent is not open for business.

(3) GUARANTEE means this Baldwin Canada Guarantee, as amended, restated, supplemented and otherwise modified from time to time.

(4) GUARANTEED OBLIGATIONS has the meaning given to it in Section 2 of this Guarantee.

(5) GUARANTEED PARTIES has the meaning given to it in Section 2 of this Guarantee.

(6) LENDERS has the meaning given to it in the Credit Agreement.

(7) PERSON has the meaning given to it in Section 7.1(1) of this Guarantee.

(8) TAX and TAXES each has the meaning given to it in Section 3.2(2) of this Guarantee.

1.2 OTHER DEFINED TERMS. Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement.

1.3 REFERENCES. Unless something in the subject matter or context is inconsistent therewith, all references to Sections are to sections and subsections of this Guarantee. The words "hereto", "herein", "hereof", "hereunder" and similar expressions refer to this Guarantee and not to any particular Section, paragraph or other portion hereof.

1.4 RULES OF INTERPRETATION. In this Guarantee, unless otherwise specifically provided, the singular includes the plural and vice versa and "in writing" or "written" includes printing, typewriting or any electronic means of communication capable of being visibly reproduced at the point of reception, including telecopier.

SECTION 2 - GUARANTEE

         Guarantor hereby irrevocably and unconditionally guarantees to Agent for the benefit of each of the Lenders and Agent and their respective successors, transferees and assigns (collectively, the "GUARANTEED PARTIES") the punctual and complete payment and satisfaction when due (whether at stated maturity, by acceleration or otherwise), and at all times thereafter, of all the indebtedness, liabilities and obligations of Borrower, present and future, direct and indirect, absolute and contingent, matured and unmatured, at any time or from time to time existing or arising under or by virtue of or otherwise in connection with the Credit Agreement and any other Loan Documents to which Borrower is party which are or may become at any time and from time to time owing or payable by Borrower to the Guaranteed Parties, or any of them, or which remain owing and unpaid to the Guaranteed Parties, or any of them (the "GUARANTEED OBLIGATIONS").

SECTION 3 - PAYMENT

3.1 PAYMENT ON DEMAND. Guarantor agrees to make immediate payment to the Guaranteed Parties, or any of them, of all Guaranteed Obligations owing or payable at that time to the Guaranteed Parties, or any of them, upon demand for payment therefor by Agent to Guarantor. Any payment made under this Guarantee shall be applied in reduction of the Guaranteed Obligations, as contemplated by the Credit Agreement.


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                                     - 3 -


3.2 NO SET-OFF. Each payment to be made by Guarantor hereunder in respect of the Guaranteed Obligations shall be payable in the currency or currencies in which such Guaranteed Obligations are denominated, and shall be made:

(1) without set-off or counterclaim; and

(2) free and clear of and without deduction or withholding for or on account of any present and future taxes, levies, imposts, stamp taxes, duties, charges to tax, fees, deductions, withholdings and any conditions or restrictions resulting in charges to tax and all penalties, interest and other payments on or in respect thereof ("TAX" or "TAXES") unless Guarantor is compelled by law to make payment subject to such Taxes.

3.3 TAXES. All Taxes in respect of this Guarantee or any amounts payable or paid under this Guarantee shall be paid by Guarantor when due and, in any event, prior to the date on which penalties attach thereto. Guarantor will indemnify each of the Guaranteed Parties against and in respect of all such Taxes.

3.4 TAX GROSS-UP. Without limiting the generality of the foregoing, if any Taxes (other than those imposed on or measured by the net income of Agent or a Lender by the jurisdictions under the laws of which Agent or such Lender is organized or is resident or carries on business) or amounts in respect thereof must be deducted or withheld from any amounts payable or paid by Guarantor hereunder, Guarantor shall pay such additional amounts as may be necessary to ensure that each of the Guaranteed Parties receives a net amount equal to the full amount which it would have received had payment (including of any additional amounts payable under this Section 3.4) not been made subject to such Taxes. Within thirty (30) days of each payment by Guarantor hereunder of Taxes or in respect of Taxes, Guarantor shall deliver to Agent satisfactory evidence (including originals, or certified copies, of all relevant receipts) that such Taxes have been duly remitted to the appropriate authority or authorities.

SECTION 4 - OBLIGATIONS ABSOLUTE

         The obligations of Guarantor hereunder are and shall be absolute and unconditional.

SECTION 5 - INDEMNITY

         As an original and independent obligation under this Guarantee, Guarantor shall:

(1) indemnify each of the Guaranteed Parties and keep each of the Guaranteed Parties indemnified against all costs, losses, expenses and liabilities of whatever kind resulting from the failure by Borrower to make due and punctual payment of any of the Guaranteed Obligations or resulting from any of the Guaranteed Obligations being or becoming void, voidable, unenforceable or ineffective against Borrower (including, but without limitation, all legal and other costs, charges and expenses incurred by the Guaranteed Parties, or any of them, in connection with preserving or enforcing, or attempting to preserve or enforce, its rights under this Guarantee); and

(2) pay on demand the amount of such costs, losses, expenses and liabilities whether or not any of the Guaranteed Parties have attempted to enforce any rights against Borrower or any other Person or otherwise.

SECTION 6 - OBLIGATIONS CONTINUING

6.1 NO REDUCTION. The obligations of Guarantor hereunder shall be continuing and shall remain in full force and effect so long as any obligations of Borrower under the Credit Agreement remain outstanding and until all the Guaranteed Obligations have been paid and satisfied in full. The obligations of Guarantor hereunder shall not be satisfied, reduced, affected or discharged by any intermediate payment, settlement or satisfaction of the whole or any part of the principal, interest, fees and other monies or amounts which may at any time be or become owing or payable under or by virtue of or otherwise in connection with the Guaranteed Obligations or the Loan Documents.

6.2 EFFECT OF RESCISSION. The obligations of Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of Guarantor hereunder (whether such payment shall have been by or on behalf of Borrower, or by or on behalf of Guarantor) is rescinded or reclaimed from any of the Guaranteed Parties upon the insolvency, bankruptcy, liquidation or reorganization of Borrower or Guarantor or otherwise, all as though such payment had not been made.

SECTION 7 - OBLIGATIONS NOT AFFECTED

7.1 OBLIGATIONS NOT AFFECTED. The obligations of Guarantor hereunder shall not be affected or impaired by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known to Guarantor or any of the Guaranteed Parties) which, but for this provision, might constitute a whole or partial defence to a claim against Guarantor hereunder or might operate to release or otherwise exonerate Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Guaranteed Parties or otherwise, including, without limitation:

(1) any limitation of status or power, disability, incapacity or other circumstance relating to Borrower, or any individual, partnership, other corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental body or other entity of whatever nature (each, a "PERSON"), including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting Borrower, Guarantor, any other Credit Party or any other Person;

(2) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of Borrower, any other Credit Party or any other Person under the Loan Documents or any other document or instrument;

(3) any failure of Borrower, any other Credit Party or any other Person, whether or not without fault on their part, to perform or comply with any of the provisions of the Loan Documents or to give notice thereof to Guarantor;

(4) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy against Borrower, any other Credit Party or any other Person or their respective assets, or the release or discharge of any such right or remedies;

(5) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to Borrower, any other Credit Party or any other Person;

(6) any amendment, variation, modification, supplement or replacement of the Loan Documents or any other document or instrument;

(7) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of Borrower, Guarantor, any other Credit Party or any other Person;

(8) any merger or amalgamation of Borrower, Guarantor or any other Credit Party with any Person or Persons;

(9) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction or by any present or future action of any governmental body or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guaranteed Obligations or the obligations of Guarantor under this Guarantee;

(10) the existence of any claim, set-off or other rights which Guarantor may have at any time against Borrower, the Guaranteed Parties, any other Credit Party or any other Person, or which Borrower may have at any time against the Guaranteed Parties, whether in connection with the Loan Documents or otherwise; and

(11) any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defence of Borrower under the Loan Documents, or of Guarantor in respect of its guarantee hereunder.

7.2 WAIVER. Without in any way limiting the provisions of Section 7.1 of this Guarantee, Guarantor hereby waives notice of acceptance hereof, notice of any liability of Guarantor hereunder, notice or proof of reliance by the Guaranteed Parties upon the obligations of Guarantor hereunder, and diligence, presentment, demand for payment on Borrower, protest, notice of dishonour or non-payment of any of the Guaranteed Obligations, or other notice or formalities to Borrower, of any kind whatsoever.

7.3 NO OBLIGATION TO TAKE ACTION AGAINST BORROWER. Neither Agent nor any of the other Guaranteed Parties shall have any obligation to enforce any rights or remedies or to take any other steps against Borrower, any other Credit Party or any other Person or any property of Borrower, any other Credit Party or any other Person before Agent is entitled to demand payment and performance by Guarantor of its liabilities and obligations under this Guarantee, and Guarantor hereby waives all benefit of discussion. The obligations of Guarantor hereunder are independent of the Guaranteed Obligations and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guarantee, irrespective of whether any action is brought against Borrower or whether Borrower is joined in any such action or actions.

7.4 DEALING WITH BORROWER AND OTHERS. The Guaranteed Parties, without releasing, discharging, limiting or otherwise affecting in whole or in part Guarantor's obligations and liabilities hereunder and without the consent of or notice to Guarantor, may:

(1) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to Borrower, any other Credit Party or any other Person;

(2) amend, vary, modify, supplement or replace any Loan Document or any other related document or instrument;

(3) take or abstain from taking securities or collateral from Borrower or any other Credit Party, or from perfecting securities or collateral of Borrower or any other Credit Party;

(4) release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by Borrower, any other Credit Party or any third party with respect to the obligations or matters contemplated by the Credit Agreement;

(5) accept compromises or arrangements from Borrower or any other Credit Party;

(6) apply all monies at any time received from Borrower or any other Credit Party, or from securities upon such part of the Guaranteed Obligations as they may see fit or change any such application in whole or in part from time to time as they may see fit; and

(7) otherwise deal with, or waive or modify their right to deal with, Borrower or any other Credit Party, and all other Persons and securities as they may see fit.

7.5 ACKNOWLEDGEMENT. Guarantor hereby acknowledges communication of the terms of the Loan Documents and of all the provisions therein contained and consents to and approves the same.

7.6 ACCOUNTS STATED. Guarantor shall be bound by any account settled between Borrower and the Guaranteed Parties, and if no such account has been so settled immediately before demand for payment under this Guarantee, any account stated by Agent shall be accepted by Guarantor as prima facie evidence in the absence of manifest error of the amount which at the date of the account so stated is due by Borrower to the Guaranteed Parties or remains unpaid by Borrower to the Guaranteed Parties.

7.7 POSTPONEMENT. Until the Guaranteed Obligations are paid and otherwise satisfied in full and Guarantor has satisfied all of its obligations pursuant to this Guarantee including, without limitation, pursuant to Section 3 of this Guarantee, all indebtedness and liabilities, present and future, of Borrower to Guarantor are hereby postponed to the liabilities to the Guaranteed Parties and all moneys received by Guarantor in respect of the indebtedness and liabilities of Borrower to Guarantor shall be received in trust for the Guaranteed Parties and forthwith upon receipt shall be paid over to Agent on behalf of the Guaranteed Parties, the whole without in any way limiting or lessening the liability of Guarantor under the guarantee contained in this Guarantee; and this postponement is independent of such guarantee and shall remain in full effect notwithstanding that the liability of Guarantor under such guarantee may be extinct; provided that nothing in this

Section 7.7 shall restrict in any way any payments in respect of the indebtedness and liabilities of Borrower to Guarantor which are expressly permitted by the Credit Agreement.

SECTION 8 - REPRESENTATIONS AND WARRANTIES OF GUARANTOR

8.1 REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Agent on behalf of the Guaranteed Parties as follows and acknowledges and confirms that the Guaranteed Parties are relying upon such representations and warranties:

(1) Guarantor is a corporation duly incorporated and validly existing under the laws of Canada and has all requisite power and authority to execute, deliver and perform this Guarantee;

(2) Guarantor is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not result in exposure to losses, damages or liabilities in excess of $50,000;

(3) the execution, delivery and performance by Guarantor of this Guarantee is within its corporate power, has been duly authorized by all necessary corporate action, does not contravene any law or governmental regulation or any contractual restriction binding on or affecting Guarantor or any of its property;

(4) no authorization or approval or other action by, and no notice to or filing with, any governmental body is required for the due execution, delivery and performance by Guarantor of this Guarantee;

(5) all of the issued shares in the capital of Guarantor of every class are owned beneficially and of record by Borrower; and

(6) this Guarantee is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to (i) applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally and (ii) equitable principles.

SECTION 9 - GENERAL

9.1 NOTICES. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration or other communication to be served, given or delivered by one party to the other in connection with or under this Guarantee shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon transmission, when transmission occurs at or before 5:00 p.m. on any Business Day, or, if transmission occurs after such time on such Business Day, on the Business Day immediately following such Business Day, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery as otherwise provided in this Section 9.1), (b) one Business Day after deposit with a reputable overnight courier with all charges prepaid, or (c) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated below or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice to Guarantor required hereunder may be waived in writing by Guarantor. Communications with Guarantor under this Section 9.1 shall be addressed as follows:

         The Baldwin Piano Company (Canada) Limited
         c/o 4680 Parkway Drive
         Mason, Ohio
         45040-5301
         Attention:         Chief Financial Officer
         Telecopier No.:    (513) 754-4664
         Telephone No.:     (513) 754-4647

with a copy to:

         Graydon Head & Richey
         511 Walnut Street
         Suite 1900
         Cincinnati, Ohio
         45202
         Attention:        Jeffrey Rohr
         Telecopier No.:   (513) 651-3836
         Telephone No.:    (513) 629-2852

Communications with Agent under this Section 9.1 shall be addressed as follows:

         General Electric Capital Corporation
         800 Connecticut Avenue, Two North
         Norwalk, Connecticut
         06854
         Attention:        Baldwin Piano Account Manager
         Telecopier No.:   (203) 852-3630
         Telephone No.:    (203) 852-3616

with copies to:

         O'Melveny & Myers LLP
         153 East 53rd Street
         New York, New York 10022
         Attention:        Peter V. Pantaleo
         Telecopier No.:   (212) 326-2061
         Telephone No.:    (212) 326-2000

         and

         General Electric Capital Corporation
         201 High Ridge Road
         Stamford, Connecticut
         06927-5100

         Attention:        Corporate Counsel - Commercial Finance
         Telecopier No.:   (203) 316-7889
         Telephone No.:    (203) 316-7552

9.2 SUCCESSOR AGENT. In the event that Agent for the time being under the Credit Agreement shall resign or be removed and a successor agent thereafter shall be appointed in accordance with Section 9.7 of the Credit Agreement, then upon such successor agent agreeing in writing to be bound by the provisions of this Guarantee as Agent hereunder, all references herein to Agent in this Guarantee shall be deemed to be references to such successor agent as and from such date and such successor agent shall receive and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its further duties and obligations as Agent under this Guarantee.

9.3 JUDGMENT CURRENCY. Without limiting and in addition to Section 1.1 of the Credit Agreement, if for the purposes of obtaining judgment in any court in any jurisdiction with respect to this Guarantee or any other Loan Document to which Guarantor is party it becomes necessary to convert into the currency of such jurisdiction (herein called the "JUDGMENT CURRENCY") any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, "rate of exchange" means the rate at which Agent would, on the relevant date at or about 12:00 noon (New York time), be prepared to sell a similar amount of such currency in New York against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, Guarantor will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which when converted at the rate of exchange prevailing on the date of payment is the amount then due under this Guarantee or such other applicable Loan Document in such other currency. Any additional amount due from Guarantor under this Section
9.3 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of any of the Loan Documents.

9.4 APPLICABLE LAW. This Guarantee shall be conclusively deemed to be a contract made under, and shall for all purposes be governed by, and construed and interpreted in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein in effect from time to time without prejudice to or limitation of any other rights or remedies available under the laws of any jurisdiction where property or assets of Guarantor may be found.

9.5 JURISDICTION.

(1) Guarantor irrevocably agrees that any suits, actions or proceedings arising out of or in connection with this Guarantee (collectively "PROCEEDINGS") may be brought in any New York State Court or U.S. Federal Court sitting in the State of New York or in any court in the Province of Ontario and submits and attorns to the non-exclusive jurisdiction of each such court.

(2) Guarantor irrevocably waives any objections which it may have now or hereafter to the laying of the venue of any Proceedings in any court referred to in paragraph (1) and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agrees that a judgment in any Proceedings brought in any such court shall be conclusive and binding upon Guarantor and may be enforced in any courts to the jurisdiction of which such parties may be subject by Proceedings upon such judgment.

(3) Nothing contained in this Section 9.5 shall limit the right of Agent or any other Guaranteed Party to take Proceedings against Guarantor in any other court of competent jurisdiction nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(4) Guarantor hereby irrevocably consents generally to the fullest extent permitted by law in respect of any Proceedings to the giving of any relief and the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

(5) Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the Loan Documents or this Guarantee, the transactions contemplated hereby or thereby or the actions of any Guaranteed Party in the negotiation, administration, performance or enforcement hereof or thereof.

9.6 COSTS AND EXPENSES. Guarantor shall pay on demand by Agent any and all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) incurred by Agent in enforcing any of its rights under this Guarantee.

9.7 NO WAIVER, CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder or under the Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein and under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.8 WAIVER OF RIGHTS OF SUBROGATION, REIMBURSEMENT, ETC. Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against Borrower or any other Credit Party, that arise from the existence, payment, performance or enforcement of the Guaranteed Obligations under this Guarantee, the Credit Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Guaranteed Party against Borrower or any other Credit Party, or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right; provided, however, that such waiver shall terminate at such time, if any, as the Guaranteed Obligations and all other amounts payable under this Guarantee have been paid in full and all obligations of the Guaranteed Parties under the Loan Documents have terminated; provided that Agent shall be entitled to hold any Potential Preference Payment (as hereafter defined) in trust for the benefit of the Guaranteed Parties and shall forthwith pay such amount to the Guaranteed Parties, to be credited and applied following the expiry of the potential preference period, to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. The term "POTENTIAL PREFERENCE PAYMENT" shall mean any payment or other transfer received for the benefit of the Guaranteed Parties for or on account of the Guaranteed Obligations which could be avoided by a trustee in bankruptcy for Borrower, or by or for the benefit of other creditors of Borrower as a "preference" or a "preferential transfer" or for any other reason under any applicable bankruptcy, insolvency or similar law now or hereafter in effect in any bankruptcy, insolvency or similar proceeding with respect to Borrower. Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 9.8 is knowingly made in contemplation of such benefits.

9.9 GUARANTEE IN ADDITION TO OTHER OBLIGATIONS. The obligations of Guarantor under this Guarantee are in addition to and not in substitution for any other obligations to Agent or to any of the other Guaranteed Parties in relation to the Loan Documents and any guarantees, indemnities or security at any time held by or for the benefit of any of them.

9.10 ENTIRE AGREEMENT. This Guarantee, including all documents contemplated hereby, constitutes the entire agreement between the parties with respect to the subject matter and supersedes all prior negotiations, undertakings, representations and understandings.

9.11 SEVERABILITY. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.12 SUCCESSORS AND ASSIGNEES. This Guarantee shall be binding upon and enure to the benefit of Guarantor and Agent and the other Guaranteed Parties and their respective successors and permitted assignees, except that Guarantor may not assign any of its obligations hereunder.



                           [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

The parties have executed this Agreement.

                                    THE BALDWIN PIANO COMPANY (CANADA)
                                    LIMITED

                                    By:        /s/ DUANE KIMBLE
                                              ----------------------------
                                              Duane Kimble
                                              Chief Financial Officer



                                    GENERAL ELECTRIC CAPITAL CORPORATION

                                    By:        /s/ CHARLES CHIODO
                                              ----------------------------
                                              Charles Chiodo
                                              Duly Authorized Signatory